UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2016

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Securities for Services

Base Management Fee

On April 2, 2014, Bluerock Residential Growth REIT, Inc. (“Company”) entered into a Management Agreement (as amended by that certain First Amendment to Management Agreement dated February 11, 2015, that certain Second Amendment to Management Agreement dated August 6, 2015, and that certain Third Amendment to Management Agreement dated November 10, 2015, the “Management Agreement”) with Bluerock Residential Holdings, L.P. (the “Operating Partnership”) and the Company’s manager, BRG Manager, LLC (the “Manager”), pursuant to which the Manager administers the business activities and day-to-day operations of the Company and the Operating Partnership. The Management Agreement provides for the payment of a base management fee to the Manager (the “Base Management Fee”) to compensate the Manager for advisory services and certain general management services rendered thereunder. Pursuant to the terms of the Management Agreement, the Base Management Fee is payable in quarterly installments in cash or in units of the Operating Partnership’s long-term incentive plan (“LTIP Units”), and is calculated by the Manager as set forth in the Management Agreement, which calculation is subject to review by the Company’s board of directors (the “Board”).

On May 3, 2016, the Manager provided the Board with its calculation of the quarterly installment of the Base Management Fee for the three months ended March 31, 2016. The Board reviewed such calculation, and on May 3, 2016, the Board, including its independent directors, authorized and approved payment of the quarterly installment of the Base Management Fee for the three months ended March 31, 2016 entirely in LTIP Units.

The Board, including its independent directors, further approved the issuance by the Operating Partnership to the Manager, on May 10, 2016 (five business days following May 3, 2016) (the “Issuance Date”), of a number of LTIP Units equal to (i) the dollar amount of the portion of the quarterly installment of the Base Management Fee payable in such LTIP Units (calculated by the Manager as $1,214,427), divided by (ii) the average of the closing prices of the Company’s Class A common stock, $0.01 par value per share, on the NYSE MKT on the five business days prior to the Issuance Date (the “Manager LTIP Units”), in payment of the quarterly installment of the Base Management Fee.

The Board authorized the Company, as the General Partner of the Operating Partnership, to cause the Operating Partnership to issue the Manager LTIP Units to the Manager in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D. The Manager has a substantive, pre-existing relationship with the Company and is an “accredited investor” as defined in Regulation D.

The Manager LTIP Units shall be fully vested upon issuance, and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be settled in shares of the Company’s Class A common stock. The Manager will be entitled to receive “distribution equivalents” with respect to the Manager LTIP Units at the time distributions are paid to the holders of the Company’s Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: May 9, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer and Treasurer